EXHIBIT 10.2

                   Form of Consultant Agreement for Dan Mabey
                              CONSULTING AGREEMENT

This Consulting Agreement ("AGREEMENT") is entered into on September 1, 2011 by Dan Mabey ("CONSULTANT"), of 1715 Canyon Circle, Farmington, UT 84025 and IN MEDIA CORPORATION., a Delaware corporation, having a mailing address of 4920 El Camino Real, Suite 100, Los Altos, CA 94022 ("COMPANY"), based on the following mutual understanding:

WHEREAS, the Consultant has been providing services since April 10, 2010 without receiving compensation; and

WHEREAS, the Company and the Consultant wish to memorialize compensation owed, an ex-gratia bonus, and memorialize compensation going forward;

THEREFORE, In consideration of the mutual promises contained herein and on the terms and conditions hereinafter set forth, the Consultant and the Company agree as follows:

ARTICLE 1 - DESCRIPTION OF CONSULTING SERVICES

The nature and scope of the consulting services to be performed hereunder are as set forth in EXHIBIT A, STATEMENT OF WORK, attached hereto.

ARTICLE 2 - TERM OF AGREEMENT

This Agreement commences on the date first set forth above and expires pursuant to the termination provisions herein.

ARTICLE 3 - OVERSIGHT OF CONSULTING SERVICES AND CONTRACTUAL AUTHORITY

The Consultant agrees that it will generally provide the specified consulting services through during the term specified herein within the scope of EXHIBIT A, STATEMENT OF WORK.

ARTICLE 4 - COMPENSATION, BILLING AND PAYMENT

The Company recognizes that, for bona fide services rendered from January 1, 2011 through August 31, 2011, the Consultant has accrued $33,333.33 in unpaid compensation. In addition, in recognition of the services provided by the Consultant and as consideration for deferring payment of accrued compensation, Consultant shall receive an ex-gratis bonus of $36,083. In consideration for the services to be rendered for the benefit of and accepted by Company under this Agreement, the Consultant will receive the sum of Four Thousand Dollars, one hundred and sixty-six ($4,166) per calendar month during the term of this Agreement. The Consultant will submit statements to the Company on a monthly basis. The Consultant agrees to continue, unless this Agreement is terminated, to defer payments of prior, current, and ongoing consideration until such time as the Company is financially able to provide all or part of the deferred compensation. The Consultant agrees, at the Consultants discretion, to receive shares of the Company common stock in lieu of compensation at any time during the term of this Agreement.

ARTICLE 5 - ENTIRE AGREEMENT

This Agreement (including all exhibits hereto) constitutes the entire understanding and agreement between Company and the Consultant with respect to the subject matter hereof, and supersedes all prior negotiations, representations or agreements, either oral or written. No modification, recession, waiver or termination of this Agreement, or any of its terms and conditions, shall be binding on Company, unless agreed to in writing by the Board of Directors of the Company.

ARTICLE 6 - PERFORMANCE

If the Consultant fails in any respect to prosecute the work and services with promptness or diligence, Company may terminate this Agreement for cause in part or in its entirety without any liability for the terminated part(s), in accordance with the provisions of ARTICLE 25, TERMINATION FOR CAUSE, hereof.

ARTICLE 7 - INDEPENDENT CONTRACTOR RELATIONSHIP

The Consultant is an independent contractor of Company and, except to the extent specified in this Agreement, Company may not control or direct the details and means by which Consultant performs its duties under this Agreement. This Agreement shall not create the relationship of employer and employee, a partnership or a joint venture. Neither the Consultant nor Company shall be deemed an agent of the other on account of this Agreement or the performance of any of their obligations hereunder. The Consultant does not have any authority to bind Company to any agreement or contract.

ARTICLE 8 - ASSIGNMENT

Consultant may not assign or transfer this Agreement, any rights hereunder, nor any payment due or to become due hereunder. Any such assignment(s) or attempt at any such assignment is void and not binding upon Company. The Consultant acknowledges that this Agreement is one for personal services for the benefit of Company and is therefore not assignable in whole or in part.

ARTICLE 9 - SUBCONTRACTING

Company retains the exclusive right to approve all subcontractors of the Consultant, and the Consultant agrees that it will not subcontract any work and services under this Agreement without the prior written approval of Company.

ARTICLE 10 - ACCESS TO WORK

Company shall, at all reasonable times, have free access to the services and facilities of the Consultant and its subcontractors for purposes of inspecting same and determining that the work and services are being performed in accordance with the terms of this Agreement.

ARTICLE 11 - COMPLIANCE WITH THE LAW

The Consultant will comply with all applicable federal, state and local laws, rules and regulations.

ARTICLE 12 - APPLICABLE LAW

The rights and obligations arising from this Agreement are governed by the laws of the state of California.

ARTICLE 13 - TAXES

Any and all taxes applicable to the performance of the Consultant hereunder and its incurrence of cost therefor are included in the Consultant's fee payable hereunder (except as otherwise expressly provided herein) and that the Consultant is wholly responsible for the necessary filing of income tax returns to the proper taxing authorities and for payment of all such taxes. The Consultant is wholly responsible for withholding and payment of all federal, state and local taxes of whatever nature.

ARTICLE 14 - WARRANTY

The Consultant will perform the services under this Agreement using the Consultant's best skill, diligence and attention and warrants that the services shall be performed with that degree of skill, care, and judgment customarily accepted as sound, quality, professional practice and procedure in the field or discipline represented by the Consultant.

ARTICLE 15 - OWNERSHIP OF WORK PRODUCT

All technical data, correspondence, and other work of the Consultant hereunder produced under or pursuant to this Agreement is and will at all times remain the property of Company and are to be delivered to Company when so requested. In addition, upon the expiration or termination (regardless of the reason for termination) of this Agreement, the Consultant shall deliver to Company any and all drawings, notes, memoranda, specifications and documents in the Consultant's possession or control relating to the performance by the Consultant of its obligations hereunder or relating to any Third Party Information or Company'S Information (as such terms are defined in Article 21 below), excluding computer software owned by Consultant and used in connection with the performance of its duties hereunder.

ARTICLE 16 - DISSEMINATION OF WORK PRODUCT

Use, publication or teaching of information directly derived from work and services performed, or data obtained in connection with the work and services rendered under this Agreement other than for Company's benefit is prohibited unless expressly approved in writing by Company, which approval Company may withhold in its sole and absolute discretion.

ARTICLE 17 - CUMULATIVE REMEDIES

Every right or remedy herein conferred upon or reserved to Company is cumulative and in addition to every right and remedy now or hereafter existing at law or in equity, and the pursuit of any right or remedy shall not be construed as an election.

ARTICLE 18 - DELAYS

The Consultant expressly agrees to the schedule provided for in this Agreement, if any, and such schedule includes allowances for all foreseeable hindrances and delays incident to the work and services.

ARTICLE 19 - SUSPENSION OF WORK

Any instructions for suspension of this Agreement will be issued by Company to the Consultant and be confirmed in writing. Under no circumstances shall the Consultant be entitled, nor shall Company give any consideration to claims for loss of anticipated revenue(s), including overhead and profit, due to any such suspension.

ARTICLE 20 - FORCE MAJEURE

Any delay in, or failure of performance of either party does not constitute default hereunder or give rise to any claim for damage if and to the extent such delay or failure is caused by occurrences beyond the control of the party affected and which by the exercise of reasonable diligence, such party is unable to prevent, including but not limited to, acts of God or the public enemy, expropriation or confiscation of facilities or compliance with any order or request of a governmental authority affecting to a degree not presently existing, the supply, availability, or use of materials or labor, acts of war public disorders, rebellion or sabotage, floods, riots or strikes. A party which is prevented from performing for any reason shall immediately notify the other party, in writing, of the cause for such nonperformance, and the anticipated extent of the delay. The Consultant is not entitled to any additional compensation as a result of FORCE MAJEURE that may delay the Consultant's performance of services under this Agreement.

ARTICLE 21 - CONFIDENTIALITY

The Consultant shall keep all work and services carried out hereunder for Company and all trade secrets, data and other proprietary information of Company, including all information gathered or becoming known to the Consultant arising out or in connection with the services performed under this Agreement, (collectively, "COMPANY'S INFORMATION") entirely confidential, and not use, publish, or make known, without Company's written approval, any of Company'S Information or any other information developed by the Consultant or furnished by Company to any persons other than personnel of the parties of this Agreement. However, the foregoing obligations of confidentiality, secrecy and nonuse do not apply to any information that was in the Consultant's possession prior to commencement of work under this Agreement, or which is available to the general public in a printed publication and provided further that the foregoing obligation in no way limits the Consultant's internal use of any such work.

Any public statements or publicity regarding Company or its business are to be made solely by Company, and any requests for information made to the Consultant by the news media, or others, are to be referred to Company. Additionally, the Consultant shall not reference Company nor the work performed for Company

(including, but not limited to, listing Company as a customer of the Consultant on a resume or other marketing materials) without prior written approval by Company.

The Consultant understands, in addition, that Company may receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on Company'S part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Consultant agrees to hold any Third Party Information in the strictest confidence and will not disclose to anyone other than Company personnel, or use except in connection with any work to be performed by the Consultant for Company, any Third Party Information unless expressly authorized by an officer of Company in writing.

ARTICLE 22 - CHANGES AND/OR AMENDMENTS

Company shall have the right, from time to time during the term of this Agreement, by written notice to the Consultant, to make changes to the work and services covered by this Agreement and described on EXHIBIT A attached hereto, including the right to expand, decrease or limit the scope and nature of the work and services to be undertaken, or to redirect work and services already in progress. In the event changes are made to EXHIBIT A and are material, the parties shall negotiate in good faith to amend the fees and compensation to reflect the changes.

ARTICLE 23 - AUDIT

The Consultant shall, at its own expense, keep and maintain complete records and books of account of its costs and expenses relating to the work and services in accordance with generally accepted accounting practices. Should a dispute arise between Company and the Consultant regarding amounts and/or credits under this Agreement, the Consultant hereby grants Company permission to audit, at reasonable times, and at its expense, such records and books of account at the Consultant's usual place of business.

ARTICLE 24 - WAIVER

In the event Company fails to insist on performance of any of the terms and conditions, or fails to exercise any of its rights or privileges hereunder, such failure shall not constitute a waiver of such terms, conditions, rights or privileges.

ARTICLE 25 - TERMINATION FOR CAUSE

Company, upon written notice, may terminate this Agreement, or any part hereof, as a result of the Consultant's failure to perform the work and/or services as stated in EXHIBIT A, including progress of the work and services, or to otherwise adhere to the direction of Company within the scope of this Agreement, provided Company shall at the time of such termination, pay to the Consultant the full amount of fees due for all completed and accepted work as outlined in EXHIBIT A. Company shall be the sole determinate in all termination for cause issues. The Consultant shall not be entitled, nor shall Company give any consideration to claims for loss of anticipated revenue(s), including overhead and profit, due to the termination of this Agreement, or any part hereof, by Company for cause. Upon termination for any reason Consultant shall be entitled to fees for all work or services completed and accepted as outlined in EXHIBIT A of this Agreement. If the Company is unable to reasonably provide such remuneration in whole or in part, at the time of termination, any outstanding compensation will be payable in a twelve (12) month promissory note (carrying an 8% per annum interest). The Consultant may also be provided, in the Company's discretion, with shares of common stock in lieu of all or part of the promissory note; such shares to be valued at the average trading price of the common stock for the prior thirty (30) says in which the stock was listed (and, if not listed, then at the last sale price of the stock in any private transaction). In the event Consultant and Company are unable to mutually agree upon the amounts due by either upon termination for convenience within 30 days after the notice of termination is received, then Company and Consultant shall submit such dispute to binding arbitration accordance with the expedited rules for arbitration of the American Arbitration Association, and a judgment upon any award may be entered in any court having jurisdiction. Either the Consultant or Company shall have a right to initiate arbitration upon notice to the other party. Any such arbitration shall be conducted in the San Jose, California metropolitan area.

ARTICLE 26 - TERMINATION FOR CONVENIENCE

Company or the Consultant, upon fourteen (14) days prior written notice to the other, may terminate this Agreement, or any part hereof, for the sole convenience of Company or the Consultant. Upon receipt of written notification from the terminating party that this Agreement, or any part hereof, is to be terminated, the Consultant shall immediately cease operation of the work and services stipulated, and assemble all material that has been prepared, developed, furnished or obtained under the provisions of this Agreement that may be in its possession or custody, and shall transmit the same to Company on or before the fourteenth day following the receipt or delivery by the Consultant, as the case may be, of the above written notice of termination, together with its invoice of the fees due for completed work and/or services as outlined in EXHIBIT A of this Agreement. The Consultant shall be entitled to just and equitable payment for all completed and accepted work or services satisfactorily performed prior to such notice and in conjunction with such notice, as described above, which amount shall be paid to Consultant upon termination. In the event Consultant and Company are unable to mutually agree upon the amounts due by either upon termination for convenience within 30 days after the notice of termination is received, then Company and Consultant shall submit such dispute to binding arbitration accordance with the expedited rules for arbitration of the American Arbitration Association, and a judgment upon any award may be entered in any court having jurisdiction. Either the Consultant or Company shall have a right to initiate arbitration upon notice to the other party. Any such arbitration shall be conducted in the San Jose, California metropolitan area.

If the Company is unable to reasonably provide such remuneration in whole or in part, at the time of termination, any outstanding compensation will be payable in a 12 month promissory note (carrying an 8% per annum interest). The Consultant may also be provided, in the Consultant's discretion, with shares of common stock in lieu of all or part of the promissory note; such shares to be valued at the closing trading price of the common stock on the date of grant
(and, if not listed, then at the last sale price of the stock in any private transaction). The Company recognizes that the Consultant faces considerable risk that he may not be paid for his services on a timely basis, if at all, and further recognizes that the Consultant is prevented from selling any common stock received as remuneration for the term prescribed under Rule 144, and that the cash proceeds eventually received therefrom may not match the monetary amount of remuneration to be paid. Accordingly, the Parties agree that any shares granted to Consultant in lieu of cash payments for services provided under this Agreement shall be applied against the amount of accrued compensation payable, or Note therefor, based on the net cash received from sales.

The Company values the commitment of the Consultant in performing services for the Company, and recognizes that the remuneration plan does not provide any equity upside for the Consultant. In order to align the interests of Consultant and shareholders of the Company, the Company agrees to grant Consultant 800,000 options to purchase shares of common stock of the Company. The options shall vest in equal monthly installments over the 24 months starting January, 2011.

In determining the amount of compensation due the Consultant, the Consultant shall not be entitled, nor shall Company give any consideration to the Consultant for claims for loss of anticipated revenue(s), including overhead and profit, which the Consultant might have reasonably expected to make on the uncompleted portion of the work and services.

ARTICLE 27 - INDEMNIFICATION

To the fullest extent permitted by law, the Consultant shall defend, indemnify and hold Company, its officers, directors, shareholders, agents and employees free and harmless from and against any and all claims, losses, demands, causes of action, suits or other litigation (including attorney's fees and all other costs thereof) of every kind and character, including, but not limited to damages or loss from bodily injuries, death, damage to tangible or intangible property in any way occurring incident to, arising out of or in connection with the work and services performed or to be performed by the Consultant hereunder or occurring incident to, arising out of or in connection with the presence of employees of the Consultant or any subcontractor on the work premises, all regardless of whether or not Company is negligent in whole or in part.

ARTICLE 28 - INSURANCE

Insurance appropriate to work performed, in accord with standards for the field or discipline, and acceptable to Company, including worker's compensation, if applicable, shall be maintained at all times by the Consultant, at its own expense, during performance of the Agreement. At a minimum, the Consultant shall carry at its own cost and expense comprehensive general liability insurance, including contractual liability and automobile liability, with a minimum limitation of liability of $1,000,000.

ARTICLE 29 - COMPLETION

This  Agreement or any portions of the services  rendered by the  Consultant for
Company  will  not  be  considered   complete   until  all  work  and  services,
specifications, and requirements have been satisfied and accepted by Company.

ARTICLE 30 - ELECTRONIC REPRODUCTION OF AGREEMENT

The parties agree that a scanned or electronically reproduced copy or image of this fully executed Agreement is to be deemed an original and may be introduced or submitted in any action or proceeding as competent evidence of the execution, terms and existence hereof notwithstanding the failure or inability to produce or tender an original, fully executed version of this Agreement and without the requirement that the unavailability of such original of this Agreement first be proven.

     IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first set forth above:

CONSULTANT                               IN MEDIA CORPORATION


By:/s/ Dan Mabey                         By: /s/ Nitin Marnik
   -----------------------------             -----------------------------------
Name: Dan Mabey                          Name:  Nitin Karnick
                                         Title: CEO

                                    EXHIBIT A

                             TO CONSULTING AGREEMENT

                                Statement of Work

The nature and scope of the work/services to be performed by the Consultant under this Agreement are as follows:

     Provision of services as COO of In Media Corporation